Exhibit 99.1

Social Life Network to Host March 31, 2020 Shareholder

Call for 10-K and Q1 News Updates

DENVER, CO / March 3, 2020 / Social Life Network, Inc. (OTC: WDLF), today announced that it will hold their shareholder update call on March 31st, to include an update on their 2019 10-K filing. Additional shareholder updates will include the SEC review progress of their Form 1-A filing on February 12th for MjLink.com, Inc., a Social Life Network, Inc subsidiary, and their growth plans for 2020.

“We are excited to deliver this year’s shareholder update through our live video streaming and social-simulcasting platform, that we launched this past January on the MjMicro Virtual conference network,” says Todd Markey, Director of MjLink. “The MjMicro Virtual conference is our latest online tech platform that is used to unite publicly traded and private cannabis companies led by seasoned executives, with high net worth investors, analysist, shareholders and funds,” adds Markey.

Ken Tapp, CEO of Social Life Network adds, “With the launch of our latest streaming technology this year, which meets the new 5G standards, we have mapped out an aggressive plan to onboard the hundreds of public cannabis and hemp companies that use on our social networks, so they too can present their own shareholder updates through our streaming service each quarter.”

The live shareholder video stream is scheduled for after the close of trading on Tuesday, March 31st, 2020, at 1:30pm PT/4:30pm ET and will be held by Ken Tapp, CEO, and Mark DiSiena, CFO, and Todd Markey, President of MjLink.com, Inc.

Individuals interested in watching the live shareholder presentation may do so by visiting www.SocialNetwork.ai

A recording of the video stream will be available on the Social Life Network website for those unable to watch the live stream, beginning March 31 at approximately 2:30pm PT/5:30pm ET.

About Social Life Network, Inc.

Social Life Network, Inc. is an artificial intelligence and blockchain powered social network and e-commerce technology company based in Denver Colorado. Since the launch of the company in January of 2013, we have launched niche industry social networks to service the millions of business professionals and consumers in the residential real estate industry, the legal global cannabis and hemp industry, and many sports verticals including racket sports, soccer, hunting and fishing, worldwide. In January 2020, the combined user-ship of our niche social network exceeded 4 million monthly users.

For more information, visit: www.SocialNetwork.ai

About MjLink.com, Inc.

MjLink.com Inc. a wholly owned subsidiary of Social Life Network, Inc. and is a cloud-based cannabis social network and digital media company based in Denver, Colorado. MjLink operates as a multinational cannabis technology and digital media organization with four industry specific social networks: WeedLife.com, a consumer-to-consumer social network, MjLink.com, a business-to-business social network, HempTalk.com, a business-to-consumer social network, and MjInvest.com, a cannabis industry investor network that produces the MjMicro Capital Conference.

For more information about MjLink.com, Inc. and the recent 1-A filing with the SEC, go to:

https://www.sec.gov/Archives/edgar/data/1794790/000149315220002146/partiiandiii.htm

Disclaimer

This news release may include forward-looking statements within the meaning of section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, with respect to achieving corporate objectives, developing additional project interests, the company’s analysis of opportunities in the acquisition and development of various project interests and certain other matters. No information in this press release should be construed as any indication whatsoever of the Company’s or MjLink’s future financial results, revenues or stock price. These statements are made under the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements contained herein.

Contact:

Investor Relations

IR@Social-Life-Network.com

855-933-3277

SOURCE: Social Life Network, Inc. (OTC: WDLF)